Exhibit 10.19

                                Service Agreement
                             Letter of Understanding

                                    6/12/2001


This letter of understanding, agreed to on June 13, 2001 by both parties, is intended to outline the operational and financial arrangement between ARUP
Laboratories ("ARUP") of Salt Lake City, Utah and Biomedical Diagnostics, LLC ("BMD") of Ann Arbor, Michigan in regards to sale of the Mammastatin Serum Assay ("MSA"). This letter outlines terms for the sale of products and services that BMD will provide to ARUP.

BMD represents that it is a Michigan Company that has obtained CLIA Certification as a clinical testing laboratory through the State of Michigan, and has initiated registration with New York State Department of Health. BMD is also authorized to market the MSA, which is derived technology developed at the University of Michigan and licensed to Biotherapies, Incorporated.

ARUP is a clinical laboratory, wholly-owned by the University of Utah, that desires to offer the MSA test to is customers. ARUP realizes that the MSA technology has not yet received FDA approval but that such approval is being sought. Until FDA approval of the assay is received, ARUP intends to offer the MSA for informational purposes to aid physicians in patient management.

As a mechanism to offer the MSA, ARUP and BMD agree as follows, ARUP's use of the MSA will occur in two phases. During phase I, which will include the initial launch period, ARUP will collect blood samples and send them to BMD for testing. BMD will produce the test results and will send a report on the testing to ARUP within 3 business days of BMD's receipt of the sample. ARUP will pay to BMD a fee for each test performed at BMD during this phase, except for retests required because of inconclusive results. ARUP will send out technical information about MSA to its customers. BMD will provide all clinical test results and any necessary research information to ARUP to allow ARUP to support its technical disclosures to customers. BMD will provide technical support of the MSA for ARUP customers.

During phase II ARUP will take over responsibility for performing the testing. BMD will supply at no charge to ARUP the necessary quality controlled reagents and control materials to allow ARUP to perform testing. ARUP will pay to BMD a royalty for each billable test performed during the phase. BMD will sponsor and seek to publish additional clinical studies to promote use of the MSA and will also independently promote the test service. ARUP will be mentioned as offering the Mammastatin test in any advertisements that BMD releases. ARUP will provide technical support of the MSA for its customers during the second phase of this relationship.

Charges to ARUP for the testing at BMD during phase I will be $95.00 per billable test.

The royalty payable by ARUP to BMD for the testing at ARUP during phase II will be $50.00 per billable test.

During phase I of this relationship BMD will invoice ARUP monthly for each test that is performs for ARUP and will expect compensation with terms of 30 days net. ARUP will be responsible for collecting its payment from its customers.

During phase II ARUP will order the MSA reagents and materials from BMD. ARUP will provide a monthly accounting by the 5th business day of each month for billable tests performed in the previous month. BMD will invoice ARUP monthly for the number of billable tests performed by ARUP in the previous month. ARUP will make payment with terms of 30 days net.

This Letter of Understanding represents the entire agreement between ARUP and BMD. There is no implied liability or contract between the parties other than the understanding outlined above.

This agreement can be terminated without cause by either party providing all products and services are paid for under the terms of this agreement before such termination is considered.

Agreed,  for

ARUP  Laboratories                       Biomedical  Diagnostics,  LLC

By:     /s/  K.  Owen  Ash     By:              /s/  James  S.  Arthurs
        ---------------------------             -----------------------------
It's:   Executive  VP,  Director  of     It's:  President
        Business  Development


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